Exhibit 99.1

Castellum, Inc. Formally Joins Russell Microcap Index; Comments on Recent Stock Trading Volume

June 26, 2023 06:45 ET| Source: Castellum, Inc.Follow

BETHESDA, Md., June 26, 2023 (GLOBE NEWSWIRE) — Castellum, Inc. (the “Company”) (NYSE-American: CTM), a cybersecurity and electronic warfare services company focused on the federal government, is pleased to announce that it has officially joined the Russell Microcap Index, effective as of the end of trading on June 23, 2023.

“Joining the Russell Microcap Index is a key milestone for Castellum,” said Mark Fuller, President, and Chief Executive Officer of Castellum. “It reflects significant progress in our Company over the past four years where we went from an OTC company with no revenue to a $50 million listed company with a growing base of institutional and high net worth retail investors. The next step for us would be to qualify for the Russell 2000 which requires that we continue to grow the Company both organically and through acquisition. We are shooting to do just that in the next year or two.”

Castellum also notes that over 10 million shares of its common stock traded on Friday, June 23, 2023. “We are pleased that our cost reduction and growth story appears to have resonated with our existing and some new stockholders and has translated into greater interest in our stock,” said Mr. Fuller. “Friday’s activity represents record trading volume for Castellum and helps provide our stockholders with greater liquidity for their holdings. With about 14 million shares in our public float, Friday’s trading represented over 70% of our public float. We will continue to spend time over the coming weeks and months meeting with current and prospective shareholders to tell the Castellum story and encourage people to join us as larger shareholders of the Company.”

Cautionary Statement Concerning Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, profitability, and the ability for the Company to attract additional investors of its common stock. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and to finance and close those additional acquisitions; the impact on the Company’s revenue due to the delay in the U.S. Congress approving a federal budget and the Company’s ability to maintain the listing of its common stock on the NYSE American LLC. For a more detailed description of these and other risk factors, please refer to the Company’s Quarterly Reports filed on Form 10-Q and Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Skyline Corporate Communications Group, LLC
Lisa Gray, Senior Account Manager
One Rockefeller Plaza, 11th Floor
New York, NY 10020
Office: 646.893.5835 x1
Email: lisa@skylineccg.com; info@castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/9b160807-ad11-44d8-ba44-979ea3d9f5d9